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                                          Exhibit 11, 3rd Quarter 1996
                                            Form 10-Q, Commission File
                                                         Number 1-3671

                     GENERAL DYNAMICS CORPORATION

            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                             (UNAUDITED)

             (Dollars in millions, except per share data)


                                Third Quarter                 Nine Months
                             1996           1995           1996          1995

NET EARNINGS:

Continuing Operations      $       68    $       62     $      200    $      183
Discontinued Operations:
  Earnings from operations          -            18              -            31
  Gain on disposal                  -            11              -            19
                           $       68    $       91     $      200    $      233

Weighted average common    63,119,640    62,968,276     63,202,704    62,973,350
 shares outstanding

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations      $     1.07    $      .98     $     3.15    $     2.90
Discontinued Operations:
  Earnings from operations          -           .29              -           .49
  Gain on disposal                  -           .17              -           .30
                           $     1.07    $     1.44     $     3.15    $     3.69

Common shares from above   63,119,640    62,968,276     63,202,704    62,973,350
Assumed exercise of options
 (treasury stock method)      273,627       269,797        234,809       196,759
                           63,393,267    63,238,073     63,437,513    63,170,109

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations      $     1.07    $      .98     $     3.15    $     2.89
Discontinued Operations:
  Earnings from operations          -           .29              -           .49
  Gain on disposal                  -           .17              -           .30
                           $     1.07    $     1.44     $     3.15    $     3.68

Common shares from above   63,119,640    62,968,276     63,202,704    62,973,350
Assumed exercise of options
   (treasury stock method)    319,164       347,257        319,164       347,257
                           63,438,804    63,315,533     63,521,868    63,320,607



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